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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Real Estate Income Fund filed with the Securities and Exchange Commission in Pre-effective Amendment No. 1 to the Fund's Registration Statement under the Securities Act of 1933 (File No. 333-68948) and Amendment No. 1 to the Fund's Registration Statement under the Investment Company Act of 1940 (File No. 811-10491).


                                          /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
October 16, 2001